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APPENDIX B

SHAREHOLDER ACCOUNTING SERVICES NO-LOAD FUNDS AND MONEY MARKET FUNDS ANNUAL FEE SCHEDULE

The following schedule amends the per shareholder account fee and minimum annual fee in Appendix A - Amended of the Transfer Agent Agreement:

Funds

Potomac U.S. Plus Fund                      Potomac MidCap Plus Fund
Potomac U.S./Short Fund                     Potomac MidCap/Short Fund
Potomac OTC Plus Fund                       Potomac Total Market Plus Fund
Potomac OTC/Short Fund                      Potomac Total Market/Short Fund
Potomac Small Cap Plus Fund                 Potomac Warwick Growth Fund
Potomac Small Cap/Short Fund                Potomac Warwick Momentum Fund
Potomac Dow 30 Plus Fund                    Potomac Portfolio Strategies Fund
Potomac Dow 30/Short Fund
Potomac Japan Plus Fund
Potomac Japan/Short Fund

Annual Fee

3.5 basis points (.00035) on assets per fund
No minimum annual fee

Funds

Potomac U.S. Government Money Market Fund

Annual Fee

4.5 basis points (.00045) on assets per fund
No minimum annual fee

All fees are billed monthly.


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Joe Redwine                                 Date

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Joe Neuberger                               Date

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Dan O'Neill                                 Date